Exhibit 99.1

ETRN and EQM Announce Completion of Merger and Restructuring Transactions

CANONSBURG, PA (June 17, 2020) — Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (EQM) today announced that ETRN has completed the acquisition of all of the outstanding common units representing limited partner interests in EQM (EQM common units) that it did not already own. As a result of the transaction, EQM common units have been suspended from trading on the New York Stock Exchange. In addition, ETRN and EQM announced that EQM has completed the redemption of $600 million aggregate principal amount of outstanding EQM Series A Perpetual Convertible Preferred Units and that all remaining EQM Series A Perpetual Convertible Preferred Units were exchanged for ETRN Series A Perpetual Convertible Preferred Shares.

“In late 2018, we began our corporate simplification immediately following our launch as a standalone midstream company, and today, Equitrans Midstream emerges as a single C-Corp structure with strong, clear corporate governance and a broader investor base,” stated Thomas F. Karam, chairman and chief executive officer. “Equitrans is built to be resilient in any environment, highlighted by our long-term firm contracts and our ability to generate significant free cash flow. We are committed to efficiently deploying capital to create and deliver greater value to shareholders, as well as to being among the leading ESG companies in the midstream sector.”

About Equitrans Midstream Corporation

Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN is the parent company of EQM Midstream Partners, LP, a limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC- regulated interstate pipelines and also owns and/or operates approximately 1,900 miles of high- and low-pressure gathering lines.

Cautionary Statement Regarding Forward-Looking Information

Disclosures in this release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQM and their respective affiliates. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN and EQM’s respective businesses and forward-looking statements include, but are not limited to, those set forth in ETRN’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of ETRN’s Form 10-K for the year ended December 31, 2019, as may have been or may be updated by Part II, Item 1A, “Risk Factors,” of ETRN’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, and those set forth in EQM’s publicly filed reports with the SEC, including those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2019, as may have been or may be updated by Part II, Item 1A, “Risk Factors,” of EQM’s subsequent Quarterly Reports on Form 10-Q filed with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN and EQM assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Analyst/Investor inquiries:

Nate Tetlow — Vice President, Corporate Development and Investor Relations

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox — Communications and Corporate Affairs

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation

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